Exhibit 24 POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Christopher W. Porter and Rachel D. Evans, or either of them acting individually, and with full power of substitution, the undersigned’s true and lawful attorney- in-fact to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings through the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”) of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 144 under the Securities Act of 1933 (“Rule 144”), or any rule or regulation of the SEC; (2) serve as an account administrator for the undersigned’s account in EDGAR Next, which includes, among other things, the power to: (i) appoint and remove account administrators, users, technical administrators and delegated entities; (ii) submit, or cause a person or entity so appointed to submit, filings through the EDGAR Next system on behalf of the undersigned; (iii) manage the undersigned’s EDGAR access codes; and (iv) modify and annually confirm the information in the undersigned’s EDGAR Next account, and delegate authority to USA Compression Partners, LP, a Delaware limited partnership (the “Company”), or cause the Company to accept a delegation of authority, as a delegated entity for the undersigned’s EDGAR Next account; (3) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4, and 5, and Forms 144, each including amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder and Rule 144, respectively; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in- fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144. The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of the foregoing and agrees to reimburse the Company and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date. [Signature page follows]

2 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28 day of April, 2026. /s/ Jim S. Holotik Signature Jim S. Holotik Print Name Notary Signature and Seal to be Placed Here: /s/ Kory L Beganics Notary Public State of Florida Kory L Beganics My Commission HH 640281 Expires: 2/13/2029 [SEAL]